Exhibit (h)(4)

FORM OF STRUCTURING FEE AGREEMENT

November [•], 2012

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

This agreement (the “Agreement”) is between Ares Capital Management II LLC (including any successor or assign by merger or otherwise, the “Company”) and UBS Securities LLC (“UBS”) with respect to the Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement, dated as of November [•], 2012, by and among the Fund, the Company, UBS and the other underwriters party thereto.

1.             Fee. In consideration of certain financial advisory services that UBS has provided to the Company in assisting the Company in structuring, designing and organizing the Fund as well as services related to the sale and distribution of the Common Shares of the Fund, it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Company, the Company shall pay a fee to UBS in the aggregate amount of $[•] (the “Fee”).  The Fee shall be paid on or before November [•], 2012 or as otherwise agreed to by the parties.

2.             Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement dated November [•], 2012, by and among the Fund, the Company and each of the Underwriters named therein without the common stock of the Fund having been delivered and paid for, in which case the Company is not obligated to pay the Fee. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3.             Indemnification.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.             Confidential Advice.  Except (a) to the extent legally required (after consultation with, and approval as to form and substance by, UBS and its counsel), none of (i) the name of UBS, (ii) any advice rendered by UBS to the Company, or (iii) the terms of this Agreement or any communication from UBS, each in connection with the services performed by UBS pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Company or any of its affiliates or any of its agents, without UBS’ prior written consent; provided, however, that this provision shall not be applicable to: (A)

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any information (except for the information in clause (ii)) that becomes publicly available through no fault of the Company; (B) any information covered by each of clauses (i), (ii) and (iii) above, the release of which is required or requested by a regulatory agency, self-regulatory organization, or court with jurisdiction over the Company or its affiliates, provided, however, that the Company will promptly notify UBS of the information to be disclosed if notice thereof is permitted by law, does not violate the terms of the relevant request and is reasonably practicable under the circumstances; or (C) any information that is the same as information covered by each of clauses (ii) and (iii) above that has been independently created by the Company or its affiliates without reference to the information covered by (ii) or (iii) or has been received lawfully by the Company from a person unaffiliated with UBS (excluding any underwriter party to or listed on Schedule I of the Underwriting Agreement or their affiliates or agents).  UBS acknowledges this Agreement and the accompanying Indemnification Agreement (or a form thereof) will be filed with the Securities and Exchange Commission as an exhibit to the Fund’s registration statement on Form N-2.  This confidentiality provision will terminate thirty-six (36) months from the date first written above.

5.             Information.  The Company recognizes and confirms that UBS (a) has used and relied primarily on the information provided by the Company and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.  The information provided by the Company contained in the Registration Statement, the Pricing Prospectus, the Prospectus, any Sales Material and any Road Show Materials, when so provided, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.  The Company will promptly notify UBS if it learns of any material inaccuracy or misstatement in, or material omission from, any information provided by the Company to UBS pursuant to this Section 5.

6.             Not an Investment Adviser.  The Company acknowledges that UBS has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that UBS has been retained to act solely as an adviser to the Company, and the Company’s engagement of UBS is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Company.

7.             Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8.             Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.             Governing Law. This Agreement and any claim, counterclaim or dispute of any

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kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

10.          Successors and Assigns. This Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets.

11.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

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This Agreement shall be effective as of the date first written above.

ARES CAPITAL MANAGEMENT II LLC

By:
Name:
Title:

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Indemnification Agreement

November [•], 2012

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (including any successor or assign by merger or otherwise, the “Company”) with the matters set forth in the Structuring Fee Agreement, dated November [•], 2012, between the Company and UBS (the “Agreement”), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of UBS. The indemnification provided hereunder does not extend to matters arising solely out of the Underwriting Agreement, dated November [ ], 2012, by and among Ares Dynamic Credit Allocation Fund, Inc., Ares Capital Management II LLC, UBS and the other underwriters party thereto, and indemnified thereunder.

If any action Proceeding is brought against UBS in respect of which indemnity may be sought against the Company, UBS shall promptly notify the Company in writing of the institution of such Proceeding and the Company hall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to UBS and payment of all documented fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to UBS. UBS shall have the right to employ its or their own counsel in any such case, but the reasonable and documented fees and expenses of such counsel shall be at the expense of UBS unless the employment of such counsel shall have been authorized in writing by the Company, in connection with the defense of such Proceeding or the company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or UBS shall have reasonably concluded that there may be defenses available to it, which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS), in any of which events such reasonable and documented fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing UBS).

In addition, in the event that UBS becomes involved in any capacity in any such Proceeding, the Company will reimburse UBS for its documented legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has becomes final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted primarily from the bad faith, gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.  If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which UBS has been retained to perform services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand.  The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’ prior written consent, unless such settlement includes an unconditional release of UBS from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of, UBS.  For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities LLC or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons.  This Indemnification Agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the bad faith, gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY.  EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS’ engagement under the Structuring Fee Agreement. This Indemnification Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
Name:
Title:

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title: